Inland Real Estate Corporation
2901 Butterfield Road
Oak Brook, IL 60523
(888) 331-4732
www.inlandrealestate.com

News Release

Inland Real Estate Corporation (Investors/Analysts):	Inland Communications, Inc. (Media):
Trista Hertz, Director of Investor Relations	Rick Fox, Media Relations Coordinator
(630) 218-7364	(630) 218-8000 x4896
hertz@inlandrealestate.com	rfox@inlandgroup.com

INLAND REAL ESTATE CORPORATION

RESPONDS TO CAREY FINANCIAL PROBE

OAK BROOK, Ill. (March 17, 2005) – Inland Real Estate Corporation (NYSE: IRC), a self-administered and self-managed real estate investment trust, responds to the Carey Financial Corporation probe.

On January 28, 2005, The Inland Group, Inc. and its affiliates received an official request for information from the Securities and Exchange Commission (“SEC”), which The Inland Group, Inc. believes is related to the SEC’s investigation, “In the Matter of Carey Financial Corporation.” The request for information seeks documents relating to sales practices in connection with the sale of stock beginning in 2000. Except for shares sold through its distribution reinvestment plan, for which commissions are not paid, Inland Real Estate Corporation has not sold any new stock since 1998. The Inland Group, Inc. and its affiliates own approximately 9.6% of the common stock of Inland Real Estate Corporation.

Inland Real Estate Corporation is a self-administered and self-managed publicly traded real estate investment trust that owns interests in 141 neighborhood, community and single-tenant retail centers located primarily in the midwestern United States.  To learn more about the Company, please visit http://www.inlandrealestate.com.

This press release may contain forward-looking statements.  Forward-looking statements are statements that are not historical, including statements regarding management’s intentions, beliefs, expectations, representations, plans or predictions of the future, and are typically identified by such words as “believe,” “expect,” “anticipate,” “intend,” “estimate,” “may,” “will,” “should” and “could.”  The Company intends that such forward-looking statements be subject to the safe harbors created by Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934.  There are numerous risks and uncertainties that could cause actual results to differ materially from those set forth in the forward-looking statements. For a more complete discussion of these risks and uncertainties, please see the Company’s Annual Report on Form 10-K for the year ended December 31, 2003.  Inland Real Estate Corporation disclaims any intention or obligation to update or revise any forward-looking statements whether as a result of new information, future events or otherwise.